SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 9, 2004


                         THE BRAZILIAN EQUITY FUND, INC.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)



          Maryland                      005-42357                133652093
     ------------------               -------------           ------------
(State or other jurisdiction        (Commission File           (IRS Employer
     of incorporation)                   Number)             Identification No.)



           466 Lexington Avenue, New York, New York                  10017
------------------------------------------------------------       -----------
          (Address of principal executive offices)                  Zip Code



       Registrant's telephone number, including area code: (212) 875-3500


                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

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Item 9. Regulation FD Disclosure

     The shareholders of The Brazilian Equity Fund, Inc. (the "Fund") have approved a plan of liquidation as contemplated by a settlement agreement with the plaintiff in two litigations currently pending against the Fund. (Strougo v. Bassini et al. 97 Civ. 3579 (RWS) and Strougo v. BEA Associates, 98 Civ. 3725
(RWS).) The plan of liquidation is subject to the issuance by the Securities and Exchange Commission ("SEC") of an exemptive order under the Investment Company Act of 1940 permitting the Fund's participation in the settlement on the terms agreed. An application requesting such order was filed with the SEC in November 2002. The Fund has now received additional comments on the application from the SEC staff and has instructed counsel to proceed as promptly as practicable to review such comments and to file a responsive amendment to the Fund's application as promptly as practicable. The granting of the requested exemptive order, and the timing of such grant, remain within the discretion of the SEC.

     A copy of the press release issued by the Fund on February 9, 2004 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE BRAZILIAN EQUITY FUND, INC.

                                        By: /s/ Michael A. Pignataro
                                            ------------------------------
                                        Name:  Michael A. Pignataro
                                        Title: Secretary

Dated: February 9, 2004


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